EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Smooth Global (China) Holdings, Inc. 2007 Equity Incentive Plan, of our report dated April 10, 2006, with respect to the financial statements of Beijing Quan Tong Chang Information Service Limited included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Zhong Yi (Hong Kong) C.P.A. Company Limited

Zhong Yi (Hong Kong) C.P.A. Company Limited

Hong Kong, China

August 17, 2007